UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2023

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 17, 2023, pursuant to the previously announced equity purchase agreement (the “EPA”), dated July 21, 2023, between Body and Mind Inc.’s (the “Company” or “BaM”) wholly owned subsidiary, DEP Nevada, Inc. (“DEP”), NMG OH 1, LLC (“NMG OH”) and FarmaceuticalRX, LLC (the “Purchaser”), DEP sold all of the issued and outstanding interests and other ownership, equity or profits interests in NMG OH to the Purchaser (the “Disposition”).

Pursuant to the closing of the Disposition, on October 17, 2023 (the “Closing Date”), the Purchaser paid an initial total consideration of US$8.225 million (US$7,975,000 on closing plus US$250,000 deposit upon signing of the EPA) (the “Initial Purchase Price”) in cash to DEP, which Initial Purchase Price is subject to a working capital adjustment and other customary adjustments pursuant to Section 2.3 of the EPA to be calculated within 365 days of the Closing Date (the “Final Purchase Price”).  Based on the Accepted Adjustment Statement (as defined in the EPA), the parties shall determine if the Final Purchaser Price shall be adjusted upwards or downwards.  An amount equal to the Escrow Amount (as defined in the EPA) of US$100,000 from the Final Purchase Price is being held in escrow and will be released to DEP on the fifth day of the twelfth month after the Closing Date unless there are any indemnification claims pending until such time as the claim is resolved.

In addition, DEP shall receive a payment of US$2,500,000 (each, a “Bonus Payment”) for each additional dispensary license granted to NMG OH by the State of Ohio Board of Pharmacy or other regulatory body, in accordance with the terms of the EPA.  Additional dispensary licenses that will receive the Bonus Payment shall specifically exclude an adult use license issued for the License (as defined in the EPA) and current lease location.

Simultaneously with the closing of the EPA, the Company used US$7.33 million of the Initial Purchase Price funds to fully repay the debt owing to its senior secured lender, and the remaining balance of the Initial Purchase Price will be used to support the development of the Company’s retail assets in Illinois and New Jersey.

The foregoing descriptions of the EPA does not purport to be complete and is qualified in its entirety by the EPA, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 26, 2023.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma consolidated financial information as of and for the nine months ended April 30, 2023 and for the year ended July 31, 2022, with the accompanying notes, are attached hereto as Exhibit 99.1.

(d) Exhibits

Exhibit	Description
99.1	Unaudited pro forma consolidated financial information as of and for the nine months ended April 30, 2023 and for the year ended July 31, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: October 23, 2023	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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